United States
Securities and Exchange Commission
Washington, D.C. 20549

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NTL Inc. & Telewest Global, Inc.

Full Year 2005 Results

February 28, 2006

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Various statements contained in this document constitute “forward -looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Words like “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions identify these forward -looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward -looking statements. These factors include: (1) the failure to obtain and retain expected synergies from the proposed merger with Telewest; (2) rates of success in executing, managing and integrating key acquisitions, including the proposed merger with Telewest; (3) the ability to achieve business plans for the combined NTL/Telewest group; (4) the ability to manage and maintain key customer relationships; (5) the ability to fund debt service obligations through operating cash flow; (6) the ability to obtain additional financing in the future and react to competitive and technological changes; (7) the ability to comply with restrictive covenants in NTL’s indebtedness agreements; (8) the ability to control customer churn; (9) our potential offer for 100% of of the shares of Virgin Mobile; (10) the ability to compete with a range of other communications and content providers; (11) the effect of technological changes on NTL’s businesses; (12) the functionality or market acceptance of new products that NTL may introduce; (13) possible losses in revenues due to systems failures; (14) the ability to maintain and upgrad e NTL’s networks in a cost-effective and timely manner; (15) the reliance on single-source suppliers for some equipment and software; (16) the ability to provide attractive programming at a reasonable cost; and (17) the extent to which NTL’s future earnings will be sufficient to cover its fixed charges.

These and other factors are discussed in more detail under “Risk Factors” and elsewhere in NTL’s Form 10-K and in our joint proxy statement/prospectus dated January 30, 2006. We assume no obligation to update our forward -looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

Jim Mooney

Chairman, NTL

Today’s Agenda

•	Jim Mooney, Chairman of NTL

	–	Strategic vision and overview of merged company

•	Steve Burch, CEO of NTL

	–	Overview of integration priorities and initiatives to drive future growth

•	Jacques Kerrest, CFO of NTL

	–	Financial review

Our Strategic Vision

•	Branding and Marketing

•	Bundling, including the addition of a wireless offering

•	Cross-sell/Up-sell

	–	Supported by continued rollout of advanced RGUs (VOD/SVOD, DVR, HD, VoIP)

•	Content distribution across multiple platforms

•	Product convergence

	–	Television, Broadband, Telephony (landline and wireless)

•	Best of breed margins

•	Shareholder value maximization

	–	Significant cash flow generation opportunity

Best of Breed Management Team

NTL
TLWT
New
Jim Mooney Chairman
Steve Burch CEO
Malcolm Wall CEO Content
Carolyn Walker MD HR
Ernie Cormier SVP Strategy
Neil Berkett COO
Jacques Kerrest CFO
Neil Smith Deputy CFO
Bryan Hall General Counsel
Keith Monserrat Director Comms & Policy
Stephen Beynon MD Business
TBC MD Marketing
Peter Wilcock MD Customer Sales/Service
Philip Snalune MD Consumer Products
Dave Keighley Logistics
Steve Upton MD Networks
Howard Watson CTO

6

Best of Breed Processes Infusion

•	Pre Sales		•	Segmentation
	–	Pricing / packaging driven by investment return appraisal		–	Target approach to prospect base
	–	Bundled and benefit-led marketing		–	Customer insight tools
	–	Sales channel optimisation		–	Propensity tools
				–	Informed marketing approach (eg DM & ATL/BTL mix)
•	Point of Sale
	–	Value maximisation / RGUs per sale	•	Credit
	–	Sales commission structure aligned to customer lifetime value		–	Upfront credit policy and compliance
	–	Increasing focus on upsell		–	Collections approach to minimise churn and debt
				–	Credit management tools
•	Provisioning			–	Reduced bad debt levels
	–	Customer oriented install process
	–	Completion rate improvement	•	Back Office / Internal
	–	Self-install programme trials		–	Shared service centre
				–	Developed self-service environment
•	Customer care / assurance			–	Single ERP (Finance, HR, procurement)
	–	Migration to Common billing platform
	–	Network monitoring
	–	Fault management
Retention incl Moves & Transfers

Growth Opportunity

UK Cable will exploit various growth opportunities along existing and new product categories aimed at driving revenue, RGU and ARPU growth
  Up-sell existing customers to higher value packages

  Cross sell products to existing customers

  Exploit under penetrated PayTV and Broadband markets

  Price increases

  New products to exploit network advantage eg VOD, SVOD, DVR, HDTV, potentially Mobile

  Grow Triple-play and pursue Quad-play

  Enhance marketing and brand – increased scale

  Grow Business revenues through on-net data and leveraging merged network

  Grow Content revenues through strong channel performance and enhanced content

Product Development & Convergence

NTL & Telewest will remain focused on advancing product development convergence
  Near-term product rollouts include
VOD	10Mpbs As Standard	SVOD	DVR	HD
  Near-term product rollouts include
Mobile	VoIP	mp3/iPod	Fixed/Mobile combo Phone

Future offerings will enable convergence of all home communications and entertainment needs, supported by both companies’ fully rebuilt, two-way, high-bandwidth state-of-the-art network

Strategically Valuable Content Assets

Increasing scale and leverage of content assets as a strategic tool versus competition – Sky, Freeview and DSL

•	Strategic partnerships with other major PayTV providers
	–	Strong desire from third parties for strategic relationship

•	Address imbalance between our basic channel portfolio and lack of premium content
	–	Investigate bid for FAPL soccer rights
	–	Movie content

•	Organic growth and differentiation through investment in home grown content
	–	Reduce channels’ reliance on acquired programming

•	Differentiation through content exclusive or weighted to cable platform

Established Leadership Position

UK Cable is well-positioned as the single source provider of a whole range of communication service offerings

		UK Cable	Sky	BT	LLU Player

Network	Coverage	Ö Ö	Ö Ö Ö	Ö Ö Ö	Ö
	Capabilities	Ö Ö Ö	Ö Ö	Ö Ö	Ö Ö

	Broadband	Ö Ö Ö	Ö	Ö Ö Ö	Ö Ö
	TV	Ö Ö Ö	Ö Ö Ö	?	?
Services	Telephony	Ö Ö	?	Ö Ö Ö	Ö Ö
	Packages	Ö Ö Ö	Ö	Ö Ö	Ö

					?	Undecided
					Ö	Low competitive position
					Ö Ö	Average competitive position
					Ö Ö Ö	Strong competitive position

Capital Structure Optionality

A combination of growth opportunities available to us together with the substantial cost synergies creates significant free cash flow generation

Potential uses of FCF
•	Reduce leverage
•	Dividends
•	Share buybacks
•	Content acquisition
•	Strategic in-fill acquisitions

Steve Burch

Chief Executive Officer, NTL

Integration Priorities & Objectives

•	Maximize synergies
	–	Exploring options to increase size and timing of recognition

•	Operational process improvement
	–	Review and implement proven strategies

•	Best of Breed
	–	Customer care
	–	Management

•	Customer growth
	–	Continue focus on RGU growth
	–	Drive ARPU
	–	Reduce churn

•	New product deployment
	–	VOD and SVOD
	–	DVR
	–	HDTV
	–	Potentially Mobile

RGU Growth Opportunities

RGU growth driven by broadband. UK’s largest residential broadband provider

•	Broadband
	–	Currently 23% penetration; 62% UK internet penetration
	–	Compete on
• Service: Own end-to-end network
• Speed upgrades to 10Mb with potential for higher speeds
• Content packages/upgrade paths

•	Television
	–	25% TV and 74% digital penetration
	–	UK market relatively under-penetrated
	–	New services add competitive strengths and underpin ARPU potential

•	Telephony
	–	34% penetration
	–	Migrating to flat rate
	–	Potential addition of a wireless offering

Triple Play to Underpin ARPU

•	Triple play customers generate higher ARPU and lower churn
•	Cable has competitive strengths in providing triple play
	–	Expertise in selling and marketing bundles
	–	Robust product experience in TV, telephony and broadband
	–	End-to-end network control (no reliance on BT)

ARPU – Disciplined Initiatives

•	Continued growth in triple play penetration and RGU/customer
	–	Bundled marketing and promotions
	–	Sales commission structure to emphasis bundle
	–	Cross-sell to existing customers

•	Potential creation of the quadruple play
•	Migrating telephony customers to higher ARPU Talk plans
•	Increased TV capability
	–	VOD, DVR and HDTV

•	Continued migration from analogue to digital
•	Upsell and mix initiatives
•	Potential to add mobile to the bundle
•	Application of tight and consistent credit policy
•	NTL and Telewest price increases

Phasing of Cost Synergies

(in millions £)	Yr 1	Yr 2	Yr 3	Exit Rate

EBITDA impacting:

Savings	60 - 80	135	185

4th quarter run rate	85	140	200	200

Costs to capture	(60) - (80)	(45)	(20)

Net Capex impact	(25)	10	40	50

Total Cash flow impact	(5) - (45)	100	205	250
  Current estimated view of synergy phasing derived from collaboration phase of integration
  £250m of annualized cash savings as we exit year 3, with slight increase thereafter
  Significant revenue synergies also anticipated – not included in these numbers

Note: Year 1 commences at the completion of the transaction

Customer Care Roadmap

UK Cable will implement best of breed practices from NTL, Telewest and external sources to deliver superior customer care

Improvements in customer care will be driven by:

•	Transition to a unified billing platform
•	Focus on end-to-end customer care
•	Lowering costs while delivering quality customer satisfaction
•	Network monitoring / fault management
•	Consolidation of call centers
	–	NTL previously consolidated 13 call centers down to three
	–	Telewest previously consolidated 12 call centers down to five

Telewest recently named top of JD Power customer satisfaction survey and won Contact centre of the year

Churn – Retention Strategies

UK Cable’s churn reduction initiatives to include:

•	Increasing RGU per customer; creating bundle “stickiness”
	–	Addition of a wireless offering
	–	Introduction of bundles for all types of customers

•	Pro-active customer contact ahead of the expiration of promotional offerings
•	Execution of customer care roadmap
	–	Customer relations center of excellence
	–	Movers center of excellence

•	Non-pay churn addressed through
	–	tighter and consistent credit control
	–	customer segmentation

•	Larger footprint reduces “movers” churn

Business Division Growth Opportunities

Competitively positioned
–	Combined UK Cable national reach
–	No 2 in addressable areas for profitability and cash flow
–	Quality of network deployed enabling high bandwidth services
–	Synergies remain in tandem with Consumer division on network and back office
–	Compete effectively on service quality
–	Focus on on-net traffic, data and value added services

Future growth opportunities are robust
–	Market share gains can be recognized
–	Expansion of sales channel
–	Further leverage network quality to offer high quality services

Merged Business Divisions will have greater access to on-net business; increasing reach and scale should aid competitiveness and margin

Business Division Stable

  Business revenues relatively stable in challenging market conditions
  Focusing on revenue growth in data services

Jacques Kerrest

Chief Financial Officer, NTL

Financial Review

NTL Net Loss

	2005		Q4 Charges/Gains
	Q4	Q3

	£m	£m

OCF	155	166	Includes a £9.2m bad debt charge
			increase over Q3 2005, £1.8m in
			Telewest related merger costs and
			£1.1m in redundancy costs
Other charges	(22)	(1)
Depreciation & Amortisation	(167)	(170)
Operating income (loss)	(34)	(5)	Includes a charge of £22.6m relating to
			an increase in the provision for vacant
			leasehold properties
Net interest expense	(48)	(45)
Other	1	(2)
FX transaction (losses)	35	(13)
Income (loss) before income taxes	(46)	(65)	Includes foreign currency transaction
			gains of £35.2m principally due to
			favorable movements in the value of
			hedge transactions
Minority interest expense	(0)	(1)
Income Tax (expense) benefit	(10)	12

(Loss) from continuing operations	(56)	(54)
Gain on disposal, net of tax	-	2

Net income (loss)	(56)	(52)

Note: (1) OCF is an NTL non-GAAP measure. See Appendix.

Sequential Performance

	Q4-05	Q3-05		Q4-05	Q3-05

	NTL	NTL	Change	TLWT	TLWT	Change
	£m	£m	£m	£m	£m	£m
Consumer
On-net	362	360	2	252	249	3
Off-net	18	18	(0)	-	-	-
Business	105	105	-	63	64	(1)
Content	-	-		36	33	3
sit-up	-	-		84	58	26

Revenue	485	483	1	435	404	31
Operating Costs	(205)	(200)	(5)	(163)	(134)	(29)
S,G&A	(125)	(116)	(9)	(129)	(128)	(1)

OCF(1) /Adjusted EBITDA(2)	155	166	(11)	143	142	1

(1)	OCF is an NTL non-GAAP measure. See Appendix. NTL’s Q4 2005 OCF includes a £9.2m bad debt charge increase over Q3 2005, £1.8m in Telewest related merger costs and £1.1m in redundancy costs.

(2)	Adjusted EBITDA is a Telewest non-GAAP measure. See Appendix.

Year-On-Year Performance

	Q4-05	Q4-04		Q4-05	Q4-04(2)

	NTL	NTL	Change	TLWT	TLWT	Change
	£m	£m	£m	£m	£m	£m
Consumer
On-net	362	380	-5%	252	241	5%
Off-net	18	10	80%	-	-
Business	105	122	-14%	63	63	0%
Content	-	-		36	32	13%
sit-up	-	-		84	81	4%

Revenue	485	512	-5%	435	417	4%
Operating Costs	(205)	(206)	0%	(163)	(152)	7%
S,G&A	(125)	(132)	-5%	(129)	(129)	0%

OCF/Adjusted EBITDA	155	174	-11%	143	136	5%

Notes:	(1)	OCF is an NTL non-GAAP measure. See Appendix.
		Adjusted EBITDA is a Telewest non-GAAP measure. See Appendix.

	(2)	Telewest Q4-04 is pro forma as if sit-up had been acquired on January 1, 2004. Q4 2004 for sit-up is UK GAAP. This presentation is not intended to suggest that Telewest management controlled or directed sit-up operations before 12th May 2005. Effect of proforma adjustments is to add £ 81m, £ 58m, £ 15m and £ 8m to revenue, operating costs, SG & A and Adjusted EBITDA respectively.

Free Cash Flow

	2005	2005

	NTL	Telewest
	£m	£m
OCF / Adjusted EBITDA	656	577
Other charges and non-cash items	-	12
Purchase of fixed assets	(288)	(232)
Working Capital	(10)	(17)

Free Cash Flow pre-interest	358	340
Cash interest payments, net	(187)	(107)

Free Cash Flow from continuing operations	171	233

Note:	(1)	Free cash flow from continuing operations is a non-GAAP measure (as are OCF and Adjusted EBITDA). See Appendix.

Debt Structure

	Q4-05	Structure I		Structure II

	£m	£m	Rate	£m	Rate

NTL Senior Credit Facility A	544	3,200	L+162.5	3,200	L+187.5
NTL Senior Credit Facility B	919	-		1,200	L+225.0
NTL Existing Senior Notes - Cable plc	777	777	9.75%	777	9.75%
New Senior Notes - Cable plc	-	-		600	TBD
New Senior Notes - TopCo (Bridge)	-	1,800	TBD	-
Capital Leases/Other	40	136		136

Gross Debt	2,280	5,913		5,913

Cash	(832)

Net Debt(1)	1,448

Note:	(1)	Net Debt is a non-GAAP measure. See Appendix.

Jim Mooney

Chairman, NTL

Investment Summary

Greatly enhanced management team

Solid Growth Opportunities

—	Revenue

—	Net subscriber growth

—	Product Expansion

Brand infusion

Marketing leverage

Significant expense reduction

Margin expansion opportunities

Free cash flow generation

Cautionary Statement Regarding Synergies

The information contained in the discussion of synergies set forth above is subjective in many respects and therefore is susceptible to various interpretations. The discussion of synergies reflects numerous assumptions made by the management of ntl and Telewest with respect to the speed and the scale of delivery, all of which are difficult to predict and many of which are beyond ntl’s and Telewest’s control. ntl and Telewest cannot predict whether the assumptions made in preparing the discussion of synergies will prove accurate. While presented with numeric specificity, the discussion of synergies is inherently imprecise, and ntl and Telewest can give no any assurance that the anticipated synergies will match those actually achieved, which may ultimately be materially higher or lower than those discussed above. The provision of this information should not be regarded as an indication that ntl, Telewest or any third parties consider such information to be a reliable prediction of future events, and this information should not be relied on as such.

ntl and Telewest do not intend to, and specifically disclaim any duty to, update the discussion of synergies, even if any or all of the underlying assumptions are shown to be in error or if there is any change that would warrant any such update.

The discussion of synergies was not prepared in compliance with any regulations or guidelines promulgated by the U.S. Securities and Exchange Commission (including Regulation G of the SEC) or the American Institute of Certified Public Accountants relating to the presentation of financial information, nor was it prepared in accordance with U.S. GAAP. The discussion of synergies contains “non-GAAP financial measures” within the meaning of Regulation G of Regulation S-K that have not been reconciled with GAAP financial measures. Neither ntl’s nor Telewest’s auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the information contained in the discussion of synergies. In addition, neither ntl’s or Telewest’s auditors nor any other independent accountants have expressed any opinion or any other form of assurance with respect to this information or its achievability, and assume no responsibility for, and disclaim any association with, this information.

For all of the reasons noted above, we strongly caution you not to place undue reliance on the discussion of synergies.

Responsibility for Separate Information

The information in this presentation relating to NTL has been provided by NTL, which is solely responsible for that information. The information in this presentation relating to Telewest has been provided by Telewest, which is solely responsible for that information.

The statements of combined NTL and Telewest amounts in this presentation are estimates and have been calculated by adding similar category information derived from the companies’ separate filings with the Securities and Exchange Commission or information otherwise provided by each company for the relevant periods. This data has not been adjusted to reflect, for example, inter-company amounts, differences in accounting policies or other matters. Consequently, this measurement method may result in amounts that differ from those that the companies or the combined company may use in the future.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest or any related transaction. In connection with the proposed merger and related transactions, ntl and Telewest have filed a joint proxy statement/prospectus with the U.S. Securities and Exchange Commission (the “SEC”) . INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS. The final joint proxy statement/prospectus was mailed to stockholders of ntl and Telewest on or about January 31, 2006. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, and other documents filed by ntl and Telewest with the SEC, at the SEC’s web site at http://www. sec.gov. Free copies of the joint proxy statement/prospectus, and each company’s other filings with the SEC, may also be obtained from the respective companies. Free copies of ntl’s filings may be obtained by directing a request to ntl Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations. Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

NTL Appendices

•	Use of non-U.S. GAAP measures

	–	The company’s intention is to provide investors with a better understanding of the operating results and underlying trends to measure past and future performance and liquidity. We evaluate operating performance based on several non-U.S. GAAP measures, including (i) operating income before depreciation, amortization and other charges (OCF) and the associated term OCF margin, (ii) free cash flow from continuing operations (iii)fixed asset additions (accrual basis), and (iv) net debt as we believe these are important measures of the operational strength of our business. Since these measures are not calculated in accordance with U.S. GAAP, they should notbe considered as substitutes for operating income (loss), net cash provided by (used in) operating activities and purchase of fixed assets, respectively, as indicators of our operating and cash flow performance and expenditure for fixed assets.

	–	The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for other measures of financial performance reported in accordance with U.S. GAAP. These non-U.S. GAAP financial measures reflect an additional way of viewing aspects of ntl’soperations that, when viewed with ntl’sU.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting ntl’sbusiness. Management encourages investors to review ntl’sfinancial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

•	Reconciliations to U.S. GAAP

NTL Appendices

Use of Non-U.S. GAAP (Generally Accepted Accounting Principles) Financial Measures

Operating income before depreciation, amortization and other charges (OCF)

•Operating income before depreciation, amortisation and other charges, which we refer to as OCF, is not a financial measure recognised under U.S. GAAP. OCF represents our earnings before interest, taxes, depreciation and amortisation, other charges, share of income from equity investments, loss on extinguishment of debt and foreign currency transaction gains (losses) . Our management, including our chief executive officer who is our chief operating decision maker, considers OCF as an important indicator of our operational strength and performance. OCF excludes the impact of costs and expenses that do not directly affect our cash flows. Other charges, including restructuring charges, are also excluded from OCF as management believes they are not characteristic of our underlying business operations. OCF is most directly comparable to the U.S. GAAP financial measure operating income (loss). Some of the significant limitations associated with the use of OCF as compared to operating income (loss)) are that OCF does not consider the amount of required reinvestment in depreciable fixed assets and ignores the impact on our results of operations of items that management believes are not characteristic of our underlying business operations.

•We believe OCF is helpful for understanding our performance and assessing our prospects for the future, and that it provides useful supplemental information to investors. In particular, this non-U.S. GAAP financial measure reflects additional ways of viewing aspects of our operations that, when viewed with our U.S. GAAP results and the reconciliation to operating income (loss) shown below, provides a more complete understanding of factors and trends affecting our business. Because non-U.S. GAAP financial measures are not standardised, it may not be possible to compare OCF with other companies’ non-U.S. GAAP financial measures that have the same or similar names.

NTL Appendices

Reconciliation of Operating Income before Depreciation, Amortization and other Charges to U.S. GAAP Operating income (loss)

		3 months ended					3 months ended
	Year ended					Year ended
	December 31,	Dec 31,	Sept 30,	June 30,	March 31,	December 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2005	2005	2005	2005	2005	2004	2004	2004	2004	2004

Revenue	£1,947.6	£484.6	£482.7	£482.5	£497.8	£2,000.3	£512.3	£498.5	£493.8	£495.7

Operating income before depreciation, amortization and other charges	656.3	154.7	166.3	164.2	171.1	670.4	174.9	171.4	164.0	160.1

Reconciling items:
Other charges	(24.8)	(22.4)	(1.3)	(0.7)	(0.4)	(23.8)	(4.8)	(3.7)	(14.7)	(0.6)
Depreciation and amortization	(651.2)	(166.7)	(169.7)	(157.1)	(157.7)	(699.1)	(181.2)	(175.5)	(171.9)	(170.5)

Operating (loss) income	(£19.7)	(£34.4)	(£4.7)	£6.4	£13.0	(£52.5)	(£11.1)	(£7.8)	(£22.6)	(£11.0)

OCF as a precentage of revenue (OCF margin)	33.7%	31.9%	34.5%	34.0%	34.4%	33.5%	34.1%	34.4%	33.2%	32.3%
Operating (loss) income as a percentage of revenue	(1.0% )	(7.1% )	(1.0% )	1.3%	2.6%	(2.6% )	(2.2% )	(1.6% )	(4.6% )	(2.2% )

NTL Appendices

Use of Non-U.S. GAAP (Generally Accepted Accounting Principles) Financial Measures, cont‘d.

Free Cash Flow (Continuing Operations)

•ntl's primary measure of cash flow is Free Cash Flow. Free Cash Flow is defined as net cash provided by (used in) operating activities less cash used in the purchase of fixed assets adding back cash used in the purchase of marketable securities and one-off contributions to our defined benefit pension schemes made as a condition of the sale of our Broadcast operations. ntl's business is underpinned by its significant investment in network infrastructure and information technology. Management therefore considers it important to measure cash flow from continuing operations after cash used in the purchase of fixed assets. Free Cash Flow is most directly comparable to the U.S. GAAP financial measure net cash provided by (used in) operating activities. The significant limitation associated with Free Cash Flow as compared to net cash provided by (used in) operating activities is that Free Cash Flow deducts cash used in the purchase of fixed assets and adds back cash flow from the purchase of marketable securities as well as one-off contributions to defined benefit pension schemes which are made as a condition of the sale of our Broadcast operation. Management deducts purchase of fixed assets in arriving at Free Cash Flow because it considers the amount invested in the purchase of fixed assets to be an important component in evaluating ntl's liquidity. Management adds back the purchase of marketable securities and the one-off pension contribution because it believes that they are not important components in evaluating ntl's liquidity on a continuing basis.

•The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for other measures of financial performance reported in accordance with U.S. GAAP accepted in the United States. These non-U.S. GAAP financial measures reflect an additional way of viewing aspects of ntl’s operations that, when viewed with ntl’s U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting ntl’s business. Management encourages investors to review ntl’s financial statements and publicly -filed reports in their entirety and to not rely on any single financial measure.

NTL Appendices

Reconciliation of Free Cashflow to U.S. GAAP Net cash provided by continuing operating activites

	Year ended	3 months ended				Year ended	3 months ended
	Dec 31, 2005	Dec 31, 2005	Sept 30, 2005	June 30, 2005	March 31, 2005	Dec 31, 2004	Dec 31, 2004	Sept 30, 2004	June 30, 2004	March 31, 2004
Free Cash Flow from continuing operations	£170.8	£35.5	£44.8	£24.3	£66.2	(£13.1)	(£2.6)	£27.0	(£0.4)	(£37.1)

Pension Payment*	(54.0)			(54.0)

Marketable securities	(79.3)	(4.4)	(0.0)	(77.6)	2.7	(12.1)	(12.1)	—	—	—

Purchase of Fixed Assets - continuing operations	288.1	71.8	71.9	70.6	73.8	274.5	82.8	75.5	65.5	50.7

Net cash provided by operating activities continuing operations	£325.6	£102.2	£116.7	(£36.7)	£142.7	£249.3	£68.1	£102.5	£65.1	£13.6

*The £54m Pension payment in Q2-05 relates to a one-off contribution of our defined pension Schemes which was made in connection with the sale of our Broadcast operations.

NTL Appendices

Use of Non-U.S. GAAP (Generally Accepted Accounting Principles) Financial Measures, cont‘d.

Net debt

Net debt is defined as the sum of debt repayable, capital lease obligations and accrued interest payable on notes and debentures less cash and cash equivalents and marketable securities. The Company’s management, including its chief operating decision -maker, considers net debt an important measure of the financing obligations undertaken by the Company.

Net debt is not a financial measure recognized under U.S. GAAP. This measure is most directly comparable to the U.S. GAAP financial measure, total liabilities. The significant limitation associated with the use of net debt as compared to total liabilities is that net debt does not consider current liabilities due in respect of accounts payable and other liabilities. It also assumes that all of cash and cash equivalents and marketable securities are available to service debt. ntl believes net debt is helpful for understanding its entire net debt funding obligations and it provides useful supplemental information to investors. Because non-U.S.GAAP financial measures are not standardized, it may not be possible to compare net debt with other companies' non-U.S.GAAP financial measures that have the same or similar names. The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for total liabilities, or other measures of financial performance reported in accordance with U.S.GAAP.

NTL Appendices

Reconciliation of net debt to U.S. GAAP to Total liabilities

in millions	Year ended December 31,
	2005	2004

Net Debt	£1,447.9	£2,876.7
Cash and cash equivalents	735.2	125.2
Marketable Securities	96.9	11.6

Total Debt	2,280.0	3,013.5

Accounts payable	176.9	114.0
Accrued expenses and other current liabilities	291.1	300.1
Interest Payable	37.8	51.9
Liabilities of discontinued operations	0.0	112.6
Deferred Revenue and other long-term liabilities	237.5	326.7
Deferred Income Taxes	9.2	0.0
Minority Interest	1.0	0.0

Total liabilities	3,033.5	3,918.8

Telewest Appendices

Adjusted EBITDA

•Telewest’s primary measure of income or loss for each of our reportable segments is Adjusted EBITDA. Our management, including our chief operating decision -maker, considers Adjusted EBITDA an important indicator of the operational strength and performance of our reportable segments. Adjusted EBITDA for each segment and in total excludes the impact of costs and expenses that do not directly affect our cash flows or do not directly relate to the operating performance of that segment. These costs and expenses include depreciation, amortization, financial restructuring charges, merger related fees, interest expense, foreign exchange gains/(losses), share of net income/(loss) from affiliates and income taxes. It is the belief of management that the legal and professional costs relating to our financial restructuring and the proposed merger with NTL are not characteristic of our underlying business operations. Furthermore management believes that some of the components of these charges are not directly related to the performance of a single reportable segment.

•Adjusted EBITDA is not a financial measure recognised under GAAP. This measure is most directly comparable to the GAAP financial measure net income/(loss) . Some of the significant limitations associated with the use of Adjusted EBITDA as compared to net income/(loss) are that Adjusted EBITDA does not reflect the amount of required reinvestment in depreciable fixed assets, financial restructuring charges, merger related fees, interest expense, foreign exchange gains or losses, income taxes expense or benefit and similar items on our results of operations. We believe Adjusted EBITDA is helpful for understanding our performance and assessing our prospects for the future, and that it provides useful supplemental information to investors. In particular, this non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to net income/(loss), shown below, provide a more complete understanding of facto rs and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare Adjusted EBITDA with other companies’ non-GAAP financial measures that have the same or similar names. The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for net cash provided by operating activities, operating income/(loss), net income/(loss), or other measures of financial performance reported in accordance with GAAP.

Telewest Appendices

Reconciliations of Non-GAAP Financial Measures
(amounts in £millions)

	Three months ended Dec. 31,

	2005	2004

	Reorganized	Reorganized
	Company	Company

Reconciliation of Adjusted EBITDA to net income/(loss)

Adjusted EBITDA	143	128
Financial restructuring
charges	-	-
Merger related fees	(6)	-
Depreciation	(98)	(101)
Amortization	(9)	(9)

Operating income	30	18
Interest income	5	5
Interest expense (including
amortization of debt
discount)	(42)	(47)
Foreign exchange
(losses)/gains, net	(2)	3
Share of net income of
affiliates	3	4
Other, net	3	-
Income tax (charge)/benefit	(1)	-

Net (loss)/income	(4)	(17)

Telewest Appendices

Reconciliation of Telewest pro-forma adjusted EBITDA to net income for the 3 months ended December 31, 2004

		£m
Pro-forma adjusted EBITDA		136

sit-up pro-forma revenue adjustment	-81
sit-up pro-forma operating costs adjustment	58
sit-up pro-forma SG&A adjustment	15

		-8

Adjusted EBITDA		128
Depreciation		-101
Amortization		-9
Operating income		18
Interest income		5
Interest expense		-47
Foreign exchange gains		3
Share of net income of affiliates		4

Net income		-17

Telewest Appendices

Free cash flow

•Telewest's primary measure of cash flow is free cash flow. Free cash flow is defined as net cash provided by/(used in) operating activities excluding cash paid for financial restructuring charges and merger related fees, less capital expenditure. Our management, including our chief operating decision -maker, considers free cash flow an important indicator of the operational performance of our business.

•Free cash flow is not a financial measure recognized under GAAP. This measure is most directly comparable to the GAAP financial measure net cash provided by/(used in) operating activities. The significant limitation associated with the use of free cash flow as compared to net cash provided by/(used in) operating activities is that free cash flow does not consider the amount of cash required to pay financial restructuring charges and merger related fees. We believe free cash flow is helpful for understanding our performance and it provides useful supplemental information to investors. Because non-GAAP financial measures are not standardized, it may not be possible to compare free cash flow with other companies' non-GAAP financial measures that have the same or similar names. The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for net cash provided by/(used in) operating activities, or other measures of financial performance reported in accordance with GAAP.

Telewest Appendices

Reconciliations of Non-GAAP Financial Measures

Reconciliation of free cash flow to net cash provided by operating activities

Year ended 31 Dec. 2005
£m
Free cash flow	233
Deduct cash paid for financial restructuring charges	-1
Deduct cash paid for merger related fees	-3
Add capital expenditure	232

Net cash provided by operating activities	461

Free cash flow is reported after cash paid for interest, net, and cash received for income taxes

Supplementary cash flow information:
Cash paid for interest, net	107
Cash received for income taxes, net	-2

Telewest Appendices

Net debt

•Net debt is defined as the sum of debt repayable, capital lease obligations and accrued interest payable on notes and debentures less cash and cash equivalents. The Company’s management, including its chief operating decision -maker, considers net debt an important measure of the financing obligations undertaken by the Company.

•Net debt is not a financial measure recognized under GAAP. This measure is most directly comparable to the GAAP financial measure, total liabilities. The significant limitation associated with the use of net debt as compared total liabilities is that net debt does not consider current liabilities due in respect of accounts payable and other liabilities. It also assumes that all of cash and cash equivalents is available to service debt. Telewest believes net debt is helpful for understanding its entire net debt funding obligations and it provides useful supplemental information to investors. Because non-GAAP financial measures are not standardized, it may not be possible to compare net debt with other companies' non-GAAP financial measures that have the same or similar names. The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for total liabilities, or other measures of financial performance reported in accordance with GAAP.

Telewest Appendices

Dec. 31,
2005

Reorganized
Company

Reconciliation of net debt to total liabilities

Net debt	1,601
Cash and cash equivalents	292

Total debt	1,893
Accounts payable	129
Other liabilities	463
Deferred taxes	98

Total liabilities	2,583